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                                                                   Exhibit 10.56

                                LICENSE AGREEMENT

          This License Agreement (this "Agreement"), dated and effective as of March 12, 2002 (the "Effective Date") is by and between SENETEK PLC, a British public limited company ("Senetek"), with an office at 620 Airpark Road, Napa, California 94588, U.S.A. and Enprani Co., Ltd., a company duly organized and existing under the laws of the Republic of Korea ("Korea") ("Enprani") and having a place of business at 441 Chunglim-dong, Chung-Ku, Seoul, Korea 100-791.

                                    RECITALS:

          A. Senetek has developed and holds Korea Patent No. 196660 (the "Patent") relating to the formulations and use as a cosmetic product of certain formulations containing Kinetin.

          B. Enprani wishes to acquire a license under the Intellectual Property to manufacture, have manufactured, market, distribute and sell in the Market (as defined below) skin care products containing [***] Kinetin by concentration, pursuant to the terms and conditions of this Agreement.

          C. Senetek is willing to grant Enprani a license under the Intellectual Property to manufacture, market, distribute and sell such products in the Market, pursuant to the terms and conditions of this Agreement.

          D. The parties recognize and acknowledge that there is in effect a Confidentiality and Non Use Agreement dated November 27, 2001 (the "Confidentiality Agreement") pertaining to Enprani's use of Senetek's confidential information relating to the Intellectual Property provided to Enprani for certain evaluative purposes, which Confidentiality Agreement is incorporated herein by reference.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 The Preamble and Recitals hereto are intended to be an integral part of this Agreement, and the Preamble and Recitals hereto (including the definitions set forth therein) are hereby incorporated by reference.

          *** Confidential portions of this materials have been omitted and filed separately with the Securities and Exchange Commission


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          1.2 As used in this Agreement, the capitalized terms shall have the following respective meanings:

          "Affiliate" with respect to Senetek or Enprani, any entity which, directly or indirectly, owns or Controls, is owned or Controlled by, or is under common ownership or common Control with Senetek or Enprani, as the case may be. For purposes of this definition, ownership means the direct or indirect beneficial ownership of more than 50% of the equity securities of the entity and control means the power to direct the management or affairs of the entity.

          "Contract Year" shall mean a period from January 1 of a calendar year through December 31 of a calendar year; provided that the first Contract Year shall commence on the Effective Date and continue through December 31, 2002.

          "Improvement" shall mean any information, discovery, creation, derivative work, or invention, whether or not patented or patentable or copyrighted or copyrightable, based upon the Patent or the Know-How that is developed or otherwise acquired after the Effective Date by Senetek or its Affiliates.

          "Intellectual Property" shall mean (i) the Patents, (ii) Know-How,
(iii) Published Data, such as clinical trial data, in each case owned or controlled by Senetek or its Affiliates relating to the Products (or any Product) as of the Effective Date and necessary for the manufacture, marketing, distribution and sale of the Products (or any Product) in the Market.

          "Know-How" shall mean such know-how, special knowledge, technical or other information (including trade secrets and secret processes) such as permeation and safety data, formulations, efficacy data and clinical trial protocols, results and other information in connection with clinical trials, whether or not patented or patentable, owned or controlled by Senetek or its Affiliates as of the Effective Date specifically related to the development, manufacture or use of the Products, but only to the extent any of the foregoing is not subject to an agreement or commitment precluding Senetek from making it available to Enprani.

          "Market" shall mean the markets which shall be licensed to Enprani both on an exclusive and non-exclusive basis, as set forth in Section 2.1 of this Agreement. Excluded are in all cases markets where medical products are bought and/or sold (i.e., drugstores, hospitals, etc.), as well as the mass market characterized by low price points. Furthermore, any retail or other distribution outlets are excluded to the extent that they sell outside of The Republic of Korea.

          "Packaging Requirements" shall have the meaning set forth in
Section 2.2.

          "Products" or "Product" shall mean, individually or collectively, any or all cosmetic products containing a Kinetin concentration of up to and no more than [***] by concentration.

          *** Confidential portions of this materials have been omitted and filed separately with the Securities and Exchange Commission

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          "Senetek Confidential Information" shall mean marketing, sales, financial, scientific, and other non-public and/or proprietary information concerning the products, projects, business and operations of Senetek including the manufacture, use, or sale of the Products disclosed by Senetek to Enprani.

          "Territory" shall mean The Republic of Korea.

          "Unit" shall mean an individual container of Product for sale to an individual end user (it being understood that each container of product regularly sold together with a 10 ml and 8ml "gift," "bonus," or other bundles of limited quantities and limited time, shall constitute a Unit).

                                   ARTICLE II
                         MANUFACTURING. SALE AND LICENSE

          2.1 Grant of License. Senetek hereby grants to Enprani an exclusive license (except for the non-exclusive right of Osmotics Corporation in the same distribution channel) and right in the Intellectual Property during the Term solely to manufacture, market, distribute and sell the Products to any stores and outlets, regardless of size, that exclusively deal with cosmetics and skin care products (collectively referred to as "Cosmetics Specialty Stores" or "Perfumeries") through any wholesaler and/or retailer within the Republic of Korea ("the "License").Senetek further agrees to grant to Enprani a non-exclusive license and right in the Intellectual Property during the Term to manufacture, market, distribute and sell the Products in any and all other markets in The Republic of Korea, whether wholesale or retail, and including, without limitation, sales of Products via the Internet, TV Shopping channels or similar market channels, but exclusive of the mass market in the Republic of Korea targeting bargain shoppers, such as supermarkets, discount markets, hypermarkets, convenience stores, and exclusive of drugstores and other outlets where medical products are sold. For the purpose of this Agreement, the term "Market" as used herein throughout this Agreement shall refer to the markets which Enprani shall be licensed both on an exclusive and non-exclusive basis as set forth in this Section.

          As soon as reasonably practicable after the Effective Date of this Agreement, Senetek shall provide Enprani such of the Intellectual Property that exists in written or electronic form that Senetek believes is necessary to enable Enprani to manufacture the Products in accordance with the terms and conditions of this Agreement.

          2.2. Packaging. All Product packaging and inserts (if any) (i) shall state that "Manufactured And Sold Under License from Senetek PLC, Korea Patent Number 196660", (ii) shall comply with applicable law and, (iii) shall be otherwise acceptable to Senetek in its reasonable discretion (collectively, the "Packaging Requirements").

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          2.3 Kinetin Raw Material. Enprani shall and shall cause its contract manufacturers to purchase Kinetin from Senetek at Senetek's documented direct cost, which is currently approximately [***]. In the case of Enprani purchasing Kinetin from Senetek, Senetek agrees to deliver all Kinetin to Enprani or to a designated address in Korea. Enprani shall have sole responsibility for insurance, freight and other costs Senetek may incur, as well as duties, fees and taxes imposed in Korea for such delivery, provided, however, that any taxes, duties, fees, charges or assessments of any nature arising within the United States and its subdivisions shall be borne by Senetek.

          2.4 Product Formulations. Senetek shall have the right (but not the obligation) to analyze Enprani's formulations of the Products for compliance with Senetek's efficacy and safety standards, which are as follows: Senetek shall provide its assay method to Enprani to conduct testing of any and all formulations produced and marketed by Enprani to insure that such formulations have less than [***] systemic absorption with a time interval of [***], such testing to utilize either mass spectrometry techniques or radioactive tracers. Senetek is granted with the right of analysis of random samples prior to Enprani's full production of the Product. Senetek reserves the right to update or change testing procedures and shall promptly give Enprani a written notice thereof. Senetek shall be afforded a period of fifteen (15) days upon receipt of the data to provide its written approval or disapproval of such formulations with written reasons for its decision. If no written response is received from Senetek within fifteen(15) days upon receipt of the data, such formulation shall be deemed approved. No approval of any formulation by Senetek shall be deemed an endorsement of such formulation or a determination by Senetek that such product is safe or effective, nor shall the same be implied by Enprani to any person or entity. After the manufacture of the Product has commenced, Enprani shall report to Senetek, from time to time, the analysis results for L random samples of the Units manufactured with lots specified. Senetek shall have the right to audit, at Senetek's expense, random samples of the product formulations once a year during normal business hours, and more frequently if an audit reveals that product formulation standards deviate from those standards stated herein.

          2.5 Enprani's Manufacturing Sites. Enprani (i) will provide Senetek with access to any manufacturing sites operated by Enprani or its contract manufacturers that produce Products and (ii) agrees to provide Senetek access to and in conducting reasonable inspections of any manufacturing sites that manufacture Products for Enprani solely for the purpose of ensuring compliance with Senetek's standards in accordance with the following: (i) such manufacturing site shall comply with cosmetic GMP standards and shall be free of bacteria (i.e., subject to microbiological testing); and (ii) if necessary each batch to be analyzed by Enprani to insure that the concentration is [***]. Senetek shall bear any costs and expenses (i.e., air fare, lodging, meals and out-of-pocket expenses) incurred by Senetek's employees in connection with their visit to Enprani's manufacturing sites and conducting inspections thereof, except where such inspection uncovers material non-compliance with this Agreement in which event Enprani shall reimburse Senetek for the reasonable costs of inspection. Senetek shall not conduct such inspections more than once per quarter; provided, however, that in any quarter in which Enprani fails inspection and the following quarter, Senetek may conduct such inspections as it deems reasonably necessary.

          2.6 Marketing Materials. Senetek shall have the right to pre-approve Enprani's marketing materials to confirm that any representations are clinically factual and the contents of the marketing materials are in compliance with, and do not subject Senetek to unreasonable liability under all applicable laws (including, but not limited to, the laws of the United States, the United Kingdom and Korea). No such review or approval by Senetek shall constitute a representation to Enprani or any other person or entity that such marketing materials are accurate, in compliance with law or otherwise appropriate. No marketing materials or other statements by Enprani or its Affiliates shall state or imply any comparative advantages of Kinetin based on concentrations thereof.

          *** Confidential portions of this materials have been omitted and filed separately with the Securities and Exchange Commission

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          2.7 No Other Rights. It is expressly understood that this Agreement grants no rights to Enprani except those expressed rights set forth in Section
2.1. Without limiting the foregoing, it is understood and agreed that Enprani shall (i) not sell or permit the sale of Products outside the Market specified with respect thereto and (ii) not have any rights with respect to Improvements, except as set forth in Section 2.8. below. Upon any termination of this Agreement for any reason, all rights granted by this Agreement shall terminate and Enprani shall have no right of any kind with respect to the Products, Intellectual Property or Senetek's Improvements other than the right to complete the sale of Products then lawfully in its possession subject to the payment of royalties pursuant to Section 3.1.

          2.8 Improvements. During the Term, Enprani shall have a right of first offer to obtain the right to sell in the Market any Improvement on a non-exclusive basis; provided, however, that (x) such right of first offer shall not apply with regard to products that are protected through patents or other exclusivity as to, owned by, or vested in a third party and as to which Senetek or its Affiliates have not acquired the right to grant marketing rights to others, and (y) if Enprani fails to obtain any requisite regulatory approval to sell such Improvement in the Market within twelve (12) months from the date the parties execute an agreement governing the sale of such Improvement in the Market, such agreement shall terminate and all such rights of Enprani with respect to such Improvement shall revert to Senetek. Enprani shall have thirty
(30) days from the date that Senetek notifies Enprani that such an Improvement is to or may become available for sale to deliver an offer to Senetek setting forth in reasonable detail the terms upon which Enprani would purchase, market and sell such product. If Senetek elects not to accept Enprani's offer (or if no offer is made within such period), Senetek shall be free to grant such rights to others, exercise such rights itself, or any combination thereof, all in Senetek's sole and absolute discretion. Nothing in this Section 2.8 shall give Enprani any rights with respect to any use or sale, including prior use or sale, of Improvements outside the Market. Improvements remain the property of Senetek unless, prior to commencement of any joint research and development efforts, the parties agree that the results shall be jointly owned and the parties formally agree in writing on the terms of such joint ownership.

                                   ARTICLE III
                            TERMS OF LICENSE AND SALE

          3.1 Royalty. In consideration of the licenses and rights set forth in
Section 2.1, Enprani shall pay a royalty to Senetek equal to [***] per Unit sold. Exempt from royalty payment are a reasonable amount of up to 10 ml consumer samples Enprani distributes free of charge in the Market. Royalties are due and payable on any Product containing Kinetin and irrespective of the validity of the Patent, and with respect to all sales in each Calendar Quarter within thirty (30) days after the end of such Calendar Quarter. All such payments shall be made by wire transfer either to [***], or to such other bank as Senetek may from time to time advise. Royalty payments shall be accompanied by a reasonably detailed accounting setting forth the basis upon which such payment was calculated. Late payments shall be subject to a monthly processing fee of one percent (1%) of the amount overdue or, if such amount is not permitted by law, the maximum amount permitted by law. The timely payment of royalties shall be a material term of this Agreement.

          3.2 Lump Sum Royalty Payment. Upon signing to this Agreement a royalty lump sum payment by Enprani of [***] is due, it being understood that this [***]

          *** Confidential portions of this materials have been omitted and filed separately with the Securities and Exchange Commission

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payment by Enprani shall have completely satisfied its obligation for the first
[***] Units of Products manufactured and sold by Enprani (excluding free gift and consumer samples of up to 10 ml content), as well as the minimum sales requirement of the first twelve months of the License and the corresponding royalty payments therefore. Such royalty shall be paid as follows: [***] upon signing of the Agreement; [***] upon any manufacturing of Products (excluding consumer samples) by or for Enprani on or after the Effective Date, however, not later than 30 days after the Effective Date.

          3.3. Minimum Sales Requirements. During the first two Contract Years, Enprani shall sell not less than [***] Units during each Contract Year, and during each subsequent Contract Year Enprani shall sell not less than [***] Units per year (the "Minimum Sales Requirements"). In case the First Contract Year consists of less than 12 calendar months, the Minimum Sales Requirement for that First Contract Year shall be reduced by [***] Units for each full calendar month missing. The Minimum Sales Requirement may be met with any combination of Units (including line extensions and/or additional formulations) sold by Enprani pursuant to this Agreement. In the event Enprani fails to meet the Minimum Purchase Requirement, Senetek's sole remedy shall be termination of the Exclusivity Right as per Section 7.2. below.

          3.4 Books and Records. Enprani shall keep books and records sufficient the accuracy and completeness of its accounting referred to above, including without limitation inventory, cost, sales, purchase and invoice records relating to the Products or their manufacture, purchase and sale. Such books and records shall be preserved for a period not less than six (6) years after they are created during and after the Term of this Agreement. Notwithstanding the foregoing and unless otherwise agreed or this is a dispute outstanding, all books and records may be destroyed within six months from the effective date of termination of this Agreement.

          3.5 Audit Right. Enprani shall take commercially reasonable steps necessary so that Senetek may, within thirty (30) days of Senetek's request, review portions of the books and records which contents are reasonably necessary to verify the accuracy of Enprani's royalty payments at a single Korean location. Such review may only be performed by a US or Korean licensed certified public accountant designated by Senetek upon reasonable prior notice and during regular business hours. Senetek shall conduct no more than two (2) reviews during any Contract Year, provided, however, that if any such Audit reveals an underpayment of royalties of more than 2%, Senetek may conduct such additional Audits during that Contract Year and the immediately following Contract Year, if any, as it reasonably deems necessary. Senetek shall also have the right to audit Enprani's manufacturers of Products for the purpose of confirming the quality of Products as well as quantity audits to support verification of the accuracy of Enprani's royalty payments. The Senetek shall bear its own expenses in connection with all audits under this Section 3.4, except that Enprani shall pay for Senetek's expenses for any such audit which reveals that Enprani underpaid its royalties by more than five (5) percent in any quarter.

          3.6 Market forecasts. Enprani shall provide Senetek with a rolling twelve (12) month forecast of its anticipated sales of Products under this Agreement to be updated quarterly, and delivered to Senetek at least thirty (30) days in advance of the first day of the period required to be forecasted.

          *** Confidential portions of this materials have been omitted and filed separately with the Securities and Exchange Commission

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          3.7 Notice of Non-Performance. Enprani shall notify Senetek in writing promptly in the event Enprani is not in compliance with any material obligation of Enprani under this Agreement.

                                   ARTICLE IV
                         MARKETING: REGULATORY APPROVALS

          Enprani shall be solely responsible for and shall take commercially reasonable actions to register the Products for sale in Korea within the Market, if and where so required, and obtain all other governmental approvals necessary to sell the Products. Senetek shall provide commercially reasonable assistance to Enprani in connection with, and shall promptly provide Enprani with all reasonably necessary information within its possession, and shall use commercially reasonable efforts to obtain and provide Enprani with all other reasonably necessary information to permit the proper registration of, or obtaining approval for the sale of, Products where required.

                                    ARTICLE V
                    REPRESENTATIONS. WARRANTIES AND COVENANTS

          Each of the parties hereto represents and warrants to the other that:
(i) it is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of organization; (ii) it has all requisite legal and corporate power and authority to enter into and perform its obligations under this Agreement: (iii) it has duly authorized the entry into and performance of its obligations under this Agreement by all requisite corporate actions; (iv) when executed by the presidents whose names appear on the signature page hereof, this Agreement shall be a legal, valid and binding obligation of such party enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity; (v) its execution and delivery and performance of its obligations under this Agreement do not breach, violate, conflict with or contravene in any material respect (A) its organizational documents, (B) any laws, rules, regulations, orders, judgments or decrees applicable to or binding upon such party or its property, or (C) any other agreement, instrument, mortgage, indenture, contract, license or other document to which it is a party or by which it is bound; (vi) it has obtained all governmental and third party consents and made all filings and notices required in connection with its execution, delivery and performance of this Agreement, and all such consents, filings and notices remain in full force and effect; and (vii) it will comply in all material respects with all applicable laws, rules and regulations in the conduct of its responsibilities and activities under this Agreement.

          Enprani hereby warrants and represents that it has no involvement in the relationship between Senetek and OMP, Inc. and has no responsibility thereto and that Senetek did never interfere in their former relationship with OMP, Inc. and that Enprani terminated its relationship with OMP, Inc. independently from Senetek and for reasons not connected with Senetek.

          Senetek warrants that as of the date of this Agreement, Senetek is not aware of any actual or threatened suit by any third party claiming that Senetek's licensing of the Intellectual Property in Korea infringes the rights of such third party or claiming that any of the Intellectual Property is invalid or unenforceable. Senetek further covenants that all Kinetin raw material supplied by

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or on behalf of Senetek to Enprani shall be consistent with the specifications attached as Exhibit B, and the price of Kinetin raw material shall be at least equal to the price offered to other licensees of Senetek in similar situations.

                                   ARTICLE VI.
                          NOTIFICATION OF INFRINGEMENT

During the Term, Enprani shall promptly advise Senetek in writing of any infringement, imitation or act by third parties inconsistent with ownership or any act of unfair competition by third parties (any of the foregoing shall be referred to as an "infringement") relating to any of the Intellectual Property wherever and whenever such infringement or act shall come to the attention of such party.

                                  ARTICLE VII.
                              TERM AND TERMINATION

          7.1 Term. The term of is Agreement (the "Term" hall be five (5) years from the Effective Date unless terminated earlier pursuant to the terms of this Agreement. The Term of this Agreement shall be automatically renewed on an one year basis unless either party gives the other party a written notice of termination ninety (90) days before the end of the relevant Contract Year.

          7.2. Termination of Exclusivity. Senetek shall have the right to terminate the exclusivity of the license granted to Enprani in this Agreement by written notice to Enprani 90 days after the end of any Contract Year in which Enprani failed to satisfy the Minimum Sales Requirement as set forth in Section
3.2 of this Agreement. In the event Enprani fails to provide sales data as required by this Agreement or such sales data is inaccurate, Senetek shall have a period of 90 days after the date accurate sales data are provided to make its election, if applicable, under this Section 7.2.

          7.3 Termination for Cause. Each party shall have the right to terminate this Agreement at any time upon written notice to the other in the event if (i) the other party breaches any provision of this Agreement in a material aspect and fails to cure such breach within 30 days after receipt of written notice from the non-breaching party specifying such breach or (ii) the other party is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party, or the other party makes or executes any assignment for the benefit of creditors.

          Senetek shall have the right to terminate this Agreement if Enprani's payments under Section 3.1 are not received within fifteen (15) days of the date they are due without providing notice, in which case Enprani shall cease all manufacturing of, or causing to be manufactured, selling or distributing Products, and shall provide an accounting with respect to the Calendar Quarter for which payment was not received.

          Upon any termination of this Agreement for any reason, Enprani shall have no right of any kind with respect to the Products, Intellectual Property or Senetek's Improvements other than the right to complete the sale of Products then lawfully in its possession subject to the payment of royalties pursuant to Sections 3.1.

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                                  ARTICLE VIII
               INDEMNIFICATION. INSURANCE AND LIMITS ON LIABILITY

          8.1 Indemnification by Enprani. Enprani shall defend, indemnify, and hold harmless Senetek, its officers, agents, employees and affiliates from any loss, claim, action, damage, expense or liability (including defense costs and attorneys' fees) (collectively "Claims") arising out of or related to a breach or alleged breach of any representation, warranty or covenant made by Enprani herein, or the manufacture, handling, possession, marketing, sale or other use of Products by Enprani, except insofar as such claims arise from Senetek's negligence or breach of any representation, warranty or covenant made by Senetek under this Agreement.

          8.2 Indemnification by Senetek. Senetek shall defend, indemnify, and hold harmless Enprani, its officers, agents, employees and affiliates from any Claims arising out of or related to (i) a breach or alleged breach of any representation, warranty or covenant made by Senetek herein or (ii) any claim by any person or entity other than Enprani or its Affiliates that the use of the Intellectual Property in Korea by Enprani in accordance with the terms of this Agreement infringes the rights of such person or entity, except with respect to either (i) or (ii) insofar as such claims arise from Enprani's negligence or breach of any representation, warranty or covenant made by Enprani in this Agreement, or any Claims in connection with its relationship and/or contract with OMP, Inc.; provided, however, that in the event of any claim of infringement or in the event Senetek reasonably believes such a claim is likely to be brought, then so long as Senetek shall undertake in writing to indemnify and hold harnl1ess Enprani from and against any damages payable as a result of infringement prior to the date of Senetek's indemnification undertaking, Senetek may at its sole election either (a) obtain such rights at its expense as are necessary to avoid such infringement, or (b) substitute non-infringing technology of substantially equivalent functionality or (c) terminate this Agreement upon written notice to Enprani and in the case of this clause (c), if Enprani elects by written notice to Senetek to re-sell to Senetek its inventory of Products, payment to Enprani of an amount equal to Enprani's actual direct production cost of any number of up to six months sales (measured according to the preceding six months sales) of Units held in inventory by Enprani.

          8.3 Insurance. Enprani shall maintain at its expense commercial insurance as the solely responsible party for product liability coverage in accordance with the relevant laws of Korea. Within thirty (30) days after the date of this Agreement, Enprani shall furnish to Senetek certificates evidencing its insurance, Senetek's designation as an additional insured, and such notice requirement. Senetek may elect to suspend its performance under this Agreement until any insurance required to be maintained by Enprani is in place and such certificates of coverage are provided, and may thereafter suspend its performance if it reasonably believes such insurance is not in place until Enprani provides Senetek reasonable assurance that such coverage is in place without any gap in coverage during the Term and will be maintained as required by this Agreement.

          As promptly as practicable, and in any event within 180 days of the date hereof, Senetek shall obtain at its expense commercial insurance for patent related defense and damages expenses in amounts reasonable in relation to the projected volume of sales of the Products by Enprani and such policy shall name Enprani as an additional insured. Within 180 days after the date of this Agreement, Senetek shall furnish to Enprani certificates evidencing its insurance, Enprani's designation as an additional insured, and such notice requirement. Enprani may elect to suspend its performance under this Agreement until any insurance required to be maintained by Senetek is in place and such certificates of coverage are provided, and may thereafter suspend its performance if it reasonably believes such insurance is not in place until Senetek provides Enprani reasonable assurance that such coverage is in place without any gap in coverage during the Term and will be maintained as required by this Agreement.

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          8.4 No Consequential Damages. Neither party shall be liable to the other for consequential damages, lost profits, injury to reputation or similar claims, except for (a) claims that include consequential damages paid to entities that are not Affiliates of an indemnified party or (b) consequential damages incurred by Senetek as a result of Enprani selling Product outside of the Market; Provided that nothing in this sentence shall be construed to limit in any way Enprani's obligation to pay the royalties and other amounts due to Senetek under this Agreement. UNDER NO CIRCUMSTANCES SHALL SENETEK OR ITS AFFILIATES HAVE ANY LIABILITY ARISING FROM THIS AGREEMENT IN EXCESS OF THE HIGHEST AGGREGATE AMOUNT PAID AS ROYALTIES OVER THE COURSE OF ANY THREE CONSECUTIVE CONTRACT YEARS. Each party acknowledges and agrees that, but for the limitations of liability set forth in this Section, the other party would not have entered into this Agreement upon the terms set forth herein and that such limitations are a material part of this Agreement. Notwithstanding the foregoing, however, in the case where damages are incurred by Enprani as a result of negligence or defect in the Patent or any other Intellectual Property provided by Senetek, Senetek shall only be fully liable and compensate Enprani for all direct damages.

          8.5 Recalls. In the event any Product(s) must be recalled from distribution by reason of failure to meet any requirements of law or otherwise (except as provided below), Enprani shall have the sole responsibility to effect the recall and shall bear all expenses in connection therewith. Senetek shall use its commercially reasonable efforts to cooperate with Enprani in implementing any such recalls to the extent such cooperation is necessary to effect the recall. Senetek shall be entitled to indemnification by Enprani for the expense of such cooperation as set forth in Section 8.5. In the event recall is solely the result of ingredients supplied by Senetek or its supply subcontractors (other than Enprani or its supply subcontractors), Senetek shall bear all such expenses.

          8.6 Survival of Obligations. Each party's obligations under this
Article VIII shall survive the expiration or termination of this Agreement.

          8.7 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, in no event shall any party be liable to the other party or any third party for any indirect, incidental, special or consequential damages under any causes of any action, even if such party has been advised of the possibility of such damages; provided that the liability limitation contained in this Section 8.7 shall not apply to the parties' obligation to indemnify each other against third party Claims pursuant to Sections 8.1 and 8.2.

                                   ARTICLE IX
                            CONFIDENTIAL INFORMATION

          9.1 Treatment of Prior Agreement. The Parties acknowledge that the Confidentiality Agreement incorporated herein by reference pertains to use of "Confidential Information" (as defined under such Confidentiality Agreement) for certain evaluation purposes distinct from those uses contemplated hereunder and addressed in this Article IX. Accordingly, the terms of such Confidentiality Agreement shall not apply to uses of Senetek Confidential Information contemplated in this Article IX.

          9.2 Non-disclosure of Senetek Confidential Information. With respect to each disclosure, without the express written consent of Senetek, Enprani shall not (a) use Senetek Confidential Information except to perform its obligations under this Agreement, (b) disclose Senetek Confidential Information to any person or entity (except to its employees and agents who reasonably require the same for the purpose hereof and who are bound to Enprani by the same

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

obligations as to confidentiality), or (c) disclose Senetek Confidential Information to any person or entity that competes with Senetek, unless such disclosure is required by a governmental authority or by order of a court of competent jurisdiction.

          9.3 Misuse of Enprani Confidential Information Prohibited. The parties shall not misuse any information (including market and competitors' information) obtained or acquired from each other during the Term of this Agreement, whether they are indicated confidential or not.

          9.4 No Implied License. The furnishing of confidential information by one party to the other shall not constitute any grant, option or license to the other under any patent or other rights now or hereafter held by the furnishing party.

          9.5 Survival. The provisions of this Article IX shall survive termination of this Agreement and continue for a period five (5) years.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.1 Governing Law. The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of Switzerland (without application of conflict of laws principles thereof).

          10.2 Assignment. The parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, such written consent not to be withheld unreasonably; provided, however, that no such assignment shall relieve the parties of their obligations under this Agreement.

          10.3 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the full understanding of the parties and a complete and exclusive statement of the terms of their agreement. All prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter hereof, are hereby superseded and merged into this Agreement; except for the Confidentiality Agreement between the parties.

          10.4 Amendments. This Agreement shall not be modified, rescinded or waived except in writing signed by the party to be bound thereby.

          10.5 Notices. Any notice, request, approval or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered in person or by courier service of established reputation to the President of the subject party at the address for such subject party specified in the Preamble hereto or to such other address as may be specified from time to time in a written notice to the other party.

          10.6 Headings for Convenience. Section and article headings are provided for convenience of the parties only and shall not be construed as a part of this Agreement or a limitation on the scope of the particular sections and articles to which they refer.

          10.7 Partial Invalidity. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected thereby.

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

          10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute a single instrument.

          10.9 No Joint Venture. It is not the intent of the parties hereto to form any partnership or joint venture. Each party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind or commit the other.

          10.10 Dispute Resolution; Binding Arbitration. Senetek and Enprani agree to binding arbitration of any and all disputes or claims arising out of or relating to this Agreement. Any arbitration shall be conducted in Switzerland, unless otherwise agreed by the parties in writing. Each and any arbitration shall be administered by a panel of three members under the auspices of the International Chamber of Commerce in accordance with ICC's Rules on Conciliation and Arbitration, as may be amended from time to time. All proceedings shall be conducted in the English language. The decision or award of the panel shall be final, binding and incontestable and may be used as a basis for judgment thereon by any court of competent jurisdiction. Accordingly, there shall be no appeal to any court or other authority from the decision of the arbitration panel, and the parties shall not dispute nor question the validity of such decision or award before any regulatory or other authority in any jurisdiction where enforcement action is taken by the party in whose favor the decision or award is rendered, except in the case of fraud.

          10.11 Exceptions to Binding Arbitration. Notwithstanding Section 10.10, (i) Senetek shall have the right to seek injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage, including, without limitation, in the event of termination of this Agreement under Section 7.3 for the nonpayment of royalties, (ii) any and all issues regarding the scope, construction, validity and enforceability of one or more patents shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the patent or patents in question, and (iii) ALL ACTIONS OR PROCEEDINGS CONTEMPLATED UNDER THIS
SECTION 10.11 SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN SWITZERLAND. THE PARTIES HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY COURTS LOCATED WITHIN SWITZERLAND, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

          10.12 Attorney's Fees and Costs. In the event of any dispute concerning or arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

          10.13. Force Majeure. The performance or observance by either party of any obligations of such party under this Agreement may be suspended by it, in whole or in part and without liability, to the extent (and only to the extent) any of the following prevents such performance or observance: (a) Act of God, war, riot, uprising, fire, explosion, accident, flood, sabotage, lockout or injunction, (b) national defense requirement; (e) compliance with governmental laws, regulations, rules, orders or actions; or (f) any other cause (whether similar or dissimilar) beyond the reasonable control of such party; provided, however, that the party so prevented from complying with its obligations (i) has taken commercially reasonable steps to avoid the effects of such Force Majeure event and (ii) shall immediately notify in writing the other party thereof and such party so prevented shall exercise diligence in an endeavor to remove or overcome the cause of such inability to comply.

          To evidence their agreement, the parties have executed this Agreement as of the date hereto affixed.

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

SENETEK PLC

BY   /s/ FRANK J. MASSINO
  -----------------------------------
     FRANK J. MASSINO, ITS PRESIDENT         DATE: March 12, 2002

ENPRANI CO., LTD.

BY   /s/ HAE-KWAN, KIM
  -----------------------------------
     HAE-KWAN, KIM, ITS PRESIDENT            DATE: March 12, 2002

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